Exhibit 99

NEWS Main Street Banks, Inc.

FOR IMMEDIATE RELEASE

Conference Call On the Web

Main Street Banks, Inc. Announces Its 2005 Second Quarter Earnings

Conference Call on the Web; Live and Archived Conference Call Notification

ATLANTA, July 12, 2005/ PRNewswire — FirstCall – Main Street Banks, Inc. announced today that it will release second quarter results prior to the market opening on Wednesday, July 20, 2005.

In conjunction with the Second Quarter 2005 Earnings Release from Main Street Banks, Inc. (NASDAQ: MSBK), you are invited to listen to its conference call that will be broadcast live over the Internet on Wednesday, July 20 at 10:00 am Eastern Daylight Time (EDT).

What:	Main Street Banks, Inc. 2nd Quarter 2005 Earnings Release Conference Call

When:	Wednesday, July 20 @ 10:00 am EDT

Where:	Live via the Internet and Windows Media Player http://www.mainstreetbank.com to conference in via the web. Then click on “2nd Quarter 2005 Earnings Release Conference Call on the Web”.

Live via telephone 1-800-540-0559 to conference in via telephone. When asked for the conference ID, simply tell the operator “MAINSTREET”.

Contact: Tracy Chamberlain, 770-786-3441

Beginning July 21, and for a limited time thereafter, listeners may access archived versions of the presentation on the Investor Relations section of www.mainstreetbank.com and at 1-800-839-4906.

About Main Street

Main Street Banks, Inc., a $2.3 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, and mortgage products and services through its 23 banking centers located in eighteen of Georgia’s fastest growing communities. Main Street is the largest community banking organization in the Atlanta metropolitan area.

SOURCE: Main Street Banks, Inc.

http://www.mainstreetbank.com